UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

October 27, 2003

MICRO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

Item 5. –Other Events

On October 27, 2003, Micro Therapeutics, Inc. (“MTI”) issued a press release announcing that a Dutch court has ruled that MTI’s Sapphire embolic coils infringe three patents that are held by the University of California (“UC”) and its licensee, Boston Scientific Corporation (“BSC”).

MTI is initiating actions to preserve its ability to sell and market its embolic coils within the EU, prevent possible injunctive actions, and file for appeal. Revenue from MTI’s Sapphire embolic coils in Europe represent between 11% and 13% of total corporate revenues. The Dutch court decision was in conjunction with a legal action initiated by MTI in September 2002 to assert the invalidity of four patents held by the UC and BSC as well as MTI’s non-infringement of such patents. The court ruled that one of the UC/BSC patents, which covers a dual marker band coil delivery catheter, is invalid.

The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 7. –Exhibits

(c)	Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 27, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

October 27, 2003	/s/ Harold A. Hurwitz

Harold A. Hurwitz Assistant Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 27, 2003.